UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36262	32-0415537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, WA	98033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 298-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2016, Rightside Group, Ltd. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the Woodmark Hotel located at 1200 Carillon Point, Kirkland, Washington 98033. At the Annual Meeting, 17,848,362 shares were represented in person or by proxy, constituting approximately 93% of the Company's outstanding shares as of April 6, 2016, the record date for the Annual Meeting.

The Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 21, 2016. The following is a brief description of each matter voted upon and the certified voting results.

Proposal 1 - Election of Class II Directors

Stockholders elected each of the two nominees for Class II director to serve until the Company’s 2019 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
David E. Panos	12,151,681	1,272,040	4,424,641	90.52%
Richard C. Spalding	12,156,542	1,267,179	4,424,641	90.56%

Proposal 2 - Ratification of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
16,779,782	1,041,418	27,162	—	94.01%

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGHTSIDE GROUP, LTD.
(Registrant)

By:	/s/ Rick Danis
Rick Danis
General Counsel and Corporate Secretary

Date: June 3, 2016